UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 25, 2018

MakingOrg, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55260	39-2079723
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 17800 Castleton St #386, City of Industry, CA 91748

(Address of principal executive offices)

213-805-5799

 (Registrant's telephone number, including area code)

______________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

MakingOrg, Inc.’s (the “Company”), subsidiary, Chonogquing Beauty Kenner Biotechnology Co., Ltd., entered into a Strategic Cooperation Framework Agreement (the “Agreement”) with Hangzhou Life Century Hualian Supermarket Chain Co., Ltd. (“HLCH”), dated May 25, 2018, pursuant to which the Company agreed to assist HLCH in identifying brand-specific, high tech characteristics products, such as acer truncatum nervonic acid oil, acer truncatum seed oil capsule, acer truncatum edible oil, acer truncatum oil with nervonic acid formula, acer truncatum coffe, acer truncatum tea, canned acer truncatum, acer truncatum cosmetics, acer truncatum skin care products, hair wash products and acer trunncatrum food.

Please see the price quotation determination of the market-competitive products pricing as described in the Agreement attached hereto as Exhibit 10.1.

Item 5.06 Change in Shell Company Status

Prior to the Agreement, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act). Following the entry into the Agreement described in Item 1.01 of this report on Form 8-K, the Company is no longer a shell company, as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Strategic Cooperation Framework Agreement, dated May 25, 2018, by and between the Company and HLCH and the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 29, 2018

MakingOrg, Inc.

/s/ Juanzi Cui
By: Juanzi Cui
Title: President

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Strategic Cooperation Framework Agreement, dated May 25, 2018, by and between the Company and HLCH and the Company.

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